Cloudera Reports Third Quarter Fiscal Year 2020 Financial Results

PALO ALTO, Calif. December 5, 2019 — Cloudera, Inc. (NYSE: CLDR), the enterprise data cloud company, reported results for its third quarter of fiscal year 2020, ended October 31, 2019. Total revenue for the third quarter was $198.3 million, and subscription revenue was $166.9 million. Annualized Recurring Revenue grew 13% year-over-year.

“I am pleased to report that we executed well in Q3, building on the positive momentum generated in Q2.  We delivered strong operating and financial results across the board and launched the Cloudera Data Platform to a great reception from customers, partners and industry analysts,” said Marty Cole, chairman of the board and interim chief executive officer, Cloudera. “Customers now have a highly competitive set of cloud-native services from Cloudera, and we've made hybrid cloud data management and analytics a reality via the industry's first enterprise data cloud.”

Except where noted, all numbers reported for prior periods are presented for Cloudera on a standalone basis, since there is no comparative year-over-year financial information for the combined company.

GAAP loss from operations for the third quarter of fiscal 2020 was $82.5 million, compared to a GAAP loss from operations of $25.7 million for the third quarter of fiscal 2019.

Non-GAAP loss from operations for the third quarter of fiscal 2020 was $8.2 million, compared to a non-GAAP loss from operations of $3.1 million for the third quarter of fiscal 2019.

Operating cash flow for the third quarter of fiscal 2020, which includes $6.1 million of merger-related payments, was negative $5.9 million, compared to operating cash flow of negative $6.8 million for the third quarter of fiscal 2019.

GAAP net loss per share for the third quarter of fiscal 2020 was $0.29 per share, based on weighted-average shares outstanding of 283.3 million shares, compared to a GAAP net loss per share of $0.17 per share for the third quarter of fiscal 2019, based on weighted-average shares outstanding of 152.2 million shares. See financial statement tables below for additional information regarding historical and forward-looking stock-based compensation expense and shares outstanding.

Non-GAAP net loss per share for the third quarter of fiscal 2020 was $0.03 per share, based on weighted-average shares outstanding of 283.3 million shares, compared to a non-GAAP net loss per share of $0.02 per share for the third quarter of fiscal 2019, based on weighted-average shares outstanding of 152.2 million shares.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading Non‑GAAP Financial Measures.

As of October 31, 2019, the company had total cash, cash equivalents, marketable securities and restricted cash of $502.2 million.

Recent Business and Financial Highlights

•	Annualized Recurring Revenue was $697.4 million, representing 13% year-over-year growth

•	Non-GAAP subscription gross margin for the quarter was 86%

•	Operating cash flow was negative $5.9 million, including $6.1 million of merger-related payments

•	Customers with Annualized Recurring Revenue greater than $100,000 were 977, up 24 from the prior quarter

•	Launched the Cloudera Data Platform (CDP) on Amazon Web Services and Microsoft Azure

•
Delivered CDP Data Center, our next-generation on-premises offering, representing the strongest elements of the former Cloudera and Hortonworks platforms and new innovations for better scalability, performance and private cloud readiness

•	Cloudera debuted as a Strong Performer in The Forrester Wave: Streaming Analytics, Q3 2019 and was named one of “The 11 providers that matter most” in streaming analytics

Business Outlook

The outlook for the fourth quarter of fiscal 2020, ending January 31, 2020, is:

•	Total revenue in the range of $200 million to $203 million

•	Subscription revenue in the range of $173 million to $176 million

•	Non-GAAP net loss per share in the range of $0.04 to $0.02 per share

•	Weighted-average shares outstanding of approximately 294 million shares

The outlook for fiscal 2020, ending January 31, 2020, is:

•	Annualized Recurring Revenue in the range of $700 million to $720 million

•	Total revenue in the range of $782 million to $785 million

•	Subscription revenue in the range of $659 million to $662 million

•	Operating cash flow in the range of negative $55 million to negative $45 million, including $60 million of merger-related payments

•	Non-GAAP net loss per share in the range of $0.21 to $0.19 per share

•	Weighted-average shares outstanding of approximately 281 million shares

Conference Call and Webcast Information

Cloudera is hosting a conference call for analysts and investors to discuss its third quarter fiscal 2020 results and the outlook for its fourth quarter of fiscal 2020 and full year fiscal 2020 at 2:00 PM Pacific Time today. Participants can listen via webcast by visiting the Investor Relations section of Cloudera’s website. A replay of the webcast will be available for two weeks following the call.

The conference call can also be accessed as follows:

•	Participant Toll Free Number: +1-833-231-7247

•	Participant International Number: +1-647-689-4091

•	Conference ID: 4252879

About Cloudera

At Cloudera, we believe that data can make what is impossible today, possible tomorrow. We empower people to transform complex data into clear and actionable insights. Cloudera delivers an enterprise data cloud for any data, anywhere, from the Edge to AI. Powered by the relentless innovation of the open source community, Cloudera advances digital transformation for the world’s largest enterprises. Learn more at cloudera.com.

Connect with Cloudera

About Cloudera: cloudera.com/about-cloudera.html
Read our VISION blog: vision.cloudera.com/ and Engineering blog: blog.cloudera.com/
Follow us on Twitter: twitter.com/cloudera and LinkedIn: linkedin.com/cloudera/
Visit us on Facebook: facebook.com/cloudera
See us on YouTube: youtube.com/user/clouderahadoop
Join the Cloudera Community: community.cloudera.com
Read about our customers’ successes: cloudera.com/customers.html

Cloudera and associated marks are trademarks or registered trademarks of Cloudera, Inc. All other company and product names may be trademarks of their respective owners.

Forward-Looking Statements

Statements in this press release that are not historical in nature are forward-looking statements that, within the meaning of the federal securities laws including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as "may", "will", "expect", "intend", "plan", "believe", "seek", "could", "estimate", "judgment", "targeting", "should", "anticipate", "goal" and variations of these words and similar expressions, are also intended to identify forward-looking statements. The forward-looking statements in this press release address a variety of subjects, including statements about our short-term and long-term goals and targets, including expectations regarding the acceptance by our enterprise customers of enterprise data cloud and the Cloudera Data Platform, and our “Business Outlook” for our fourth quarter of fiscal 2020 and our full year fiscal 2020 operating results. Readers are cautioned that actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including global economic conditions, competitive pressures and pricing declines, intellectual property infringement claims, and other risks or uncertainties that are described under the caption “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC), and in our other SEC filings. You can obtain copies of the company’s SEC filings on the SEC’s website at www.sec.gov. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurances that our expectations will be attained. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We report all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement our unaudited and audited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of our operations as determined in accordance with GAAP. The non-GAAP financial measures used by us include non-GAAP cost of revenue-subscription, non-GAAP cost of revenue-services, non-GAAP subscription gross margin, non-GAAP services gross margin, non-GAAP gross margin, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss, and historical and forward-looking non-GAAP net loss per share. These non-GAAP financial measures exclude stock-based compensation, acquisition- and disposition-related expenses (if any), and amortization of acquired intangible assets from the Cloudera unaudited and audited condensed consolidated statement of operations.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of historical non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. We may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures we use.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results or future outlook. Management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results, as well as when planning, forecasting and analyzing future periods. We use these non‑GAAP financial measures in conjunction with traditional GAAP measures to communicate with our board of directors concerning our financial performance. These non-GAAP financial measures also facilitate comparisons of our performance to prior periods.

Annualized Recurring Revenue

Annualized Recurring Revenue (“ARR”) is a non-GAAP performance metric, which we use to assess the health and trajectory of our business. ARR equals the annualized value of all recurring subscription contracts with active entitlements as of the end of the period, including pre-merger Hortonworks contracts. ARR does not reflect non-recurring partner revenue, subscription revenue with certain related parties, custom engineering and premium add-on support.

Cloudera, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018 (As Adjusted)*	2019	2018 (As Adjusted)*
Revenue:
Subscription	$166,932	$100,757	$485,872	$283,318
Services	31,360	18,231	96,599	52,108
Total revenue	198,292	118,988	582,471	335,426
Cost of revenue:(1) (2)
Subscription	30,224	13,996	88,636	44,764
Services	27,404	15,980	87,355	50,695
Total cost of revenue	57,628	29,976	175,991	95,459
Gross profit	140,664	89,012	406,480	239,967
Operating expenses:(1) (2)
Research and development	66,657	37,563	196,572	121,027
Sales and marketing	117,783	55,055	349,657	170,246
General and administrative	38,691	22,067	135,568	55,493
Total operating expenses	223,131	114,685	681,797	346,766
Loss from operations	(82,467)	(25,673)	(275,317)	(106,799)
Interest income, net	2,756	2,440	9,203	6,420
Other income (expense), net	(46)	(1,126)	291	(3,154)
Loss before provision for income taxes	(79,757)	(24,359)	(265,823)	(103,533)
Provision for income taxes	(2,365)	(1,498)	(6,472)	(3,595)
Net loss	$(82,122)	$(25,857)	$(272,295)	$(107,128)
Net loss per share, basic and diluted	$(0.29)	$(0.17)	$(0.98)	$(0.72)
Weighted-average shares used in computing net loss per share, basic and diluted	283,267	152,245	277,260	149,507

* As adjusted to reflect the impact of the full retrospective adoption of Topic 606.

(1)	Amounts include stock‑based compensation expense as follows (in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018

Cost of revenue – subscription	$4,306	$2,016	$12,314	$7,060
Cost of revenue – services	4,620	2,290	13,076	7,540
Research and development	19,697	7,805	55,991	26,002
Sales and marketing	17,400	5,504	46,199	14,281
General and administrative	8,191	4,275	37,238	12,848
Total stock-based compensation expense	$54,214	$21,890	$164,818	$67,731

(2)	Amounts include amortization of acquired intangible assets as follows (in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Cost of revenue – subscription	$2,761	$622	$8,358	$1,866
Sales and marketing	17,264	35	51,764	105
Total amortization of acquired intangible assets	$20,025	$657	$60,122	$1,971

Cloudera, Inc.
Condensed Consolidated Statements of Operations
(as a percentage of total revenue)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018 (As Adjusted)*	2019	2018 (As Adjusted)*
Revenue:
Subscription	84%	85%	83%	84%
Services	16	15	17	16
Total revenue	100	100	100	100
Cost of revenue(1) (2):
Subscription	15	12	15	13
Services	14	13	15	15
Total cost of revenue	29	25	30	28
Gross margin	71	75	70	72
Operating expenses(1) (2):
Research and development	34	32	34	36
Sales and marketing	59	46	60	51
General and administrative	20	19	23	17
Total operating expenses	113	97	117	104
Loss from operations	(42)	(22)	(47)	(32)
Interest income, net	1	2	2	2
Other income (expense), net	—	(1)	—	(1)
Loss before provision for income taxes	(41)	(21)	(45)	(31)
Provision for income taxes	(1)	(1)	(2)	(1)
Net loss	(42)%	(22)%	(47)%	(32)%

* As adjusted to reflect the impact of the full retrospective adoption of Topic 606.

(1)	Amounts include stock‑based compensation expense as a percentage of total revenue as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Cost of revenue – subscription	2%	2%	2%	2%
Cost of revenue – services	2	2	2	2
Research and development	10	7	10	8
Sales and marketing	9	5	8	4
General and administrative	4	4	6	4
Total stock-based compensation expense	27%	20%	28%	20%

(2)    Amounts include amortization of acquired intangible assets as a percentage of total revenue as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Cost of revenue – subscription	1%	1%	1%	1%
Sales and marketing	9	—	9	—
Total amortization of acquired intangible assets	10%	1%	10%	1%

Cloudera, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31, 2019	January 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$113,203	$158,672
Marketable securities, current	292,812	322,005
Accounts receivable, net	162,454	242,980
Contract assets	5,522	4,824
Deferred costs	42,987	32,100
Prepaid expenses and other current assets	28,968	38,281
Total current assets	645,946	798,862
Property and equipment, net	24,524	27,619
Marketable securities, non-current	92,867	56,541
Intangible assets, net	625,137	679,326
Goodwill	590,361	586,456
Deferred costs, non-current	29,648	36,913
Restricted cash	3,352	3,367
Operating lease right-of-use assets	209,920	—
Other assets	11,160	7,559
TOTAL ASSETS	$2,232,915	$2,196,643
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$12,204	$8,185
Accrued compensation	58,552	53,590
Other contract liabilities, current	7,732	17,177
Other accrued liabilities	25,581	24,548
Operating lease liabilities, current	28,915	—
Deferred revenue, current	364,442	390,965
Total current liabilities	497,426	494,465
Operating lease liabilities, non-current	197,776	—
Deferred revenue, non-current	80,729	116,604
Other contract liabilities, non-current	931	1,296
Other liabilities	7,192	22,209
TOTAL LIABILITIES	784,054	634,574
STOCKHOLDERS’ EQUITY:
Common stock	14	13
Additional paid-in capital	2,869,406	2,711,340
Accumulated other comprehensive income (loss)	978	(42)
Accumulated deficit	(1,421,537)	(1,149,242)
TOTAL STOCKHOLDERS’ EQUITY	1,448,861	1,562,069
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,232,915	$2,196,643

Cloudera, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018 (As Adjusted)*	2019	2018 (As Adjusted)*

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(82,122)	$(25,857)	$(272,295)	$(107,128)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	33,956	2,691	103,020	7,759
Stock-based compensation expense	54,214	21,890	164,818	67,731
Accretion and amortization of marketable securities	(702)	(466)	(2,362)	(661)
Amortization of deferred costs	12,606	7,991	33,579	21,794
Loss (gain) on disposal of fixed assets	—	(2)	459	(22)
Changes in assets and liabilities:
Accounts receivable	(1,708)	3,973	78,952	38,161
Contract assets	47	(29)	(698)	2,821
Prepaid expenses and other assets	157	(3,949)	(3,056)	8,348
Deferred costs	(15,393)	(7,865)	(37,200)	(21,419)
Accounts payable	7,854	(22)	4,193	561
Accrued compensation	3,767	2,403	(2,323)	(7,034)
Accrued expenses and other liabilities	(6,649)	597	(22,994)	4,210
Other contract liabilities	(325)	(493)	(9,810)	(108)
Deferred revenue	(11,592)	(7,646)	(61,693)	(20,987)
Net cash used in operating activities	(5,890)	(6,784)	(27,410)	(5,974)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities and other investments	(81,273)	(116,538)	(392,497)	(368,914)
Proceeds from sale of marketable securities and other investments	17,356	3,715	56,741	36,009
Maturities of marketable securities and other investments	96,228	115,300	331,630	346,203
Cash used in business combinations, net of cash acquired	(4,500)	—	(4,500)	—
Capital expenditures	(1,767)	(1,628)	(6,488)	(9,291)
Net cash provided by (used in) investing activities	26,044	849	(15,114)	4,007
CASH FLOWS FROM FINANCING ACTIVITIES
Taxes paid related to net share settlement of restricted stock units	(5,439)	(4,094)	(21,085)	(8,482)
Proceeds from employee stock plans	10,413	7,430	19,633	18,760
Net cash provided by (used in) financing activities	4,974	3,336	(1,452)	10,278
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(411)	(1,508)	(1,626)
Net increase (decrease) in cash, cash equivalents and restricted cash	25,128	(3,010)	(45,484)	6,685
Cash, cash equivalents and restricted cash — Beginning of period	91,427	70,994	162,039	61,299
Cash, cash equivalents and restricted cash — End of period	$116,555	$67,984	$116,555	$67,984

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for income taxes	$1,962	$1,171	$5,607	$3,069
Cash paid for operating lease liabilities	$2,864	$—	$27,898	$—
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchases of property and equipment in accounts payable and other accrued liabilities	$138	$202	$138	$202
Right-of-use assets obtained in exchange for new operating lease liabilities	$775	$—	$3,741	$—

* As adjusted to reflect the impact of the full retrospective adoption of Topic 606.

Cloudera, Inc.
Three Months Ended October 31, 2019
GAAP Results Reconciled to Non-GAAP Results
(in thousands, except per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expense	Amortization of Acquired Intangible Assets	Non-GAAP
Cost of revenue- Subscription	$30,224	$(4,306)	$(2,761)	$23,157
Subscription gross margin	82%	3%	2%	86%
Cost of revenue- Services	27,404	(4,620)	—	22,784
Services gross margin	13%	15%	—%	27%
Gross profit	140,664	8,926	2,761	152,351
Total gross margin	71%	5%	1%	77%
Research and development	66,657	(19,697)	—	46,960
Sales and marketing	117,783	(17,400)	(17,264)	83,119
General and administrative	38,691	(8,191)	—	30,500
Loss from operations	(82,467)	54,214	20,025	(8,228)
Operating margin	(42)%	27%	10%	(4)%
Net loss	(82,122)	54,214	20,025	(7,883)
Net loss per share, basic and diluted	$(0.29)	$0.19	$0.07	$(0.03)

Cloudera, Inc.
Three Months Ended October 31, 2018
GAAP Results Reconciled to Non-GAAP Results
(in thousands, except per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expense	Amortization of Acquired Intangible Assets	Non-GAAP
Cost of revenue- Subscription	$13,996	$(2,016)	$(622)	$11,358
Subscription gross margin	86%	2%	1%	89%
Cost of revenue- Services	15,980	(2,290)	—	13,690
Services gross margin	12%	13%	—%	25%
Gross profit	89,012	4,306	622	93,940
Total gross margin	75%	4%	1%	79%
Research and development	37,563	(7,805)	—	29,758
Sales and marketing	55,055	(5,504)	(35)	49,516
General and administrative	22,067	(4,275)	—	17,792
Loss from operations	(25,673)	21,890	657	(3,126)
Operating margin	(22)%	18%	1%	(3)%
Net loss	(25,857)	21,890	657	(3,310)
Net loss per share, basic and diluted	$(0.17)	$0.14	$—	$(0.02)

Use of Non-GAAP Financial Information

In addition to the reasons stated under “Non-GAAP Financial Measures” above, which are generally applicable to each of the items Cloudera excludes from its non-GAAP financial measures, Cloudera believes it is appropriate to exclude or give effect to certain items for the following reasons:

•
Stock-based compensation expense. We exclude stock-based compensation expense from our non-GAAP financial measures consistent with how we evaluate our operating results and prepare our operating plans, forecasts and budgets. Further, when considering the impact of equity award grants, we focus on overall stockholder dilution rather than the accounting charges associated with such equity grants. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

•
Amortization of acquired intangible assets. We exclude the amortization of acquired intangible assets from our non-GAAP financial measures. Although the purchase accounting for an acquisition necessarily reflects the accounting value assigned to intangible assets, our management team excludes the GAAP impact of acquired intangible assets when evaluating our operating results. Likewise, our management team excludes amortization of acquired intangible assets from our operating plans, forecasts and budgets. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

Cloudera, Inc.
Reconciliation of Non-GAAP Financial Guidance
(unaudited)

	Fiscal 2020
(in millions)	Q4	FY
GAAP net loss	($84) - ($78)	($357) - ($351)
Stock-based compensation expense (*)	52	218
Amortization of acquired intangible assets	20	80
Non-GAAP net loss	($12) - ($6)	($59) - ($53)

(*) Stock-based compensation expense is impacted by variables such as stock price and employee behavior, each of which are inherently difficult to forecast.  As a result, the guidance presented above is subject to a number of uncertainties and assumptions that may cause actual results to differ materially.

Investor Relations Contact:
Kevin Cook
investor-relations@cloudera.com
+1 (650) 644-3900

Press Contact:
Madge Miller
press@cloudera.com
+1 (888) 789-1488